UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 17, 2011
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive office)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 12, 2011, White Mountains Insurance Group, Ltd. (the “Borrower”) and Lone Tree Insurance Group Ltd. and Lone Tree Holdings Ltd, each a guarantor, entered into the Credit Agreement (the “Credit Agreement”) with the lenders named therein, Bank of America, N.A. (“BofA”), as Swing Line Lender and an Issuing Lender, and BofA, as Administrative Agent, Barclays Capital, as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital, as Joint Lead Arrangers and Joint Book Runners.

Subject to the terms and conditions of the Credit Agreement, the Credit Agreement provides the Company with a senior unsecured revolving credit facility of up to $375 million (the “Credit Facility”), which replaces the Company’s previously existing credit facility.  The Credit Facility includes a sublimit of (i) $100 million for the issuance of letters of credit by BofA, as Issuing Lender, and (ii) $50 million for Swing Line Loans by BofA, as Swing Line Lender.  Provided that no default exists, the Borrower will have the right to increase the aggregate commitments under the Credit Facility, without obtaining the approval of the Lenders, up to a maximum aggregate amount of $450 million.  All borrowings under the Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties.

The Revolving Credit Facility matures on August 12, 2015.  The letters of credit issued under the Credit Facility may have an expiry date that occurs no later than one year after maturity of the Credit Facility, provided that such letters of credit are cash collateralized prior to the maturity of the Credit Facility.

Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Borrower’s option, either (a) a base rate determined by reference to the highest of (1) the rate of interest in effect for such day as publicly announced by BofA as its “prime rate”,  (2) the federal funds effective rate plus 1/2 of 1% and (3) the Eurodollar rate referred to in (b) plus one percent or (b) a Eurodollar rate determined as published by Reuters or, if such rate is not available, the rate shall be the rate offered by BofA’s London Branch to major banks in the London interbank Eurodollar market, in each case plus an applicable margin. The applicable margin for borrowings under the Credit Facility ranges from 0.375% to 1.500% with respect to base rate borrowings and ranges from 1.375% to 2.500% with respect to Eurodollar rate borrowings, which vary depending on the Total Consolidated Debt to Total Consolidated Capitalization Ratio of the Company (as such terms are defined in the Credit Agreement).

The Credit Facilities contain a number of covenants that, among other things and subject to certain exceptions, restrict the Borrower’s ability to incur indebtedness, incur or assume liens, change its fiscal year, engage in other lines of business or dissolve or liquidate its guarantors.

The Credit Agreement also contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Credit Agreement, shall occur and be continuing, the Borrower may be required to repay all amounts outstanding under the Credit Facility.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by the full and complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

                 (d) The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

Dated: August 17, 2011	By:	/s/ John G. Sinkus
John G. Sinkus
Assistant Secretary